SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                     ________________________________________

                                     FORM 8-K

                                  CURRENT REPORT
                     ________________________________________

            Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


            Date of Report (Date of earliest event reported): January 17, 1995


                            SHAWMUT NATIONAL CORPORATION
                (Exact Name of Registrant as Specified in Charter)


                    Delaware            1-10102           06-1212629
                    (State or other     (Commission File  (IRS Employer
                    jurisdiction of     Number)           Identification No.)
                    Incorporation)



                    777 Main Street, Hartford, Connecticut      06115
                    One Federal Street, Boston, Massachusetts   02211
                    (Address of principal executive offices)  (Zip Code)


            Registrant's telephone number, including area code: (203) 986-2000
                                                                (617) 292-2000


                                  Not Applicable
             (Former Name or Former Address, if Changed Since Last Report)

                                Page 1 of 25 pages
                         Exhibit Index located on Page 4

            ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                      The following exhibits are filed with this Current Report on Form 8-K:


            EXHIBIT
            NUMBER                   DESCRIPTION

            99.1 Press Release of Shawmut National Corporation, dated January 17, 1995.

                                    SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SHAWMUT NATIONAL CORPORATION

                                          By:  (Joel B. Alvord)
                                               -------------------
                                                Joel B. Alvord
                                                Chairman and Chief
                                                Executive Officer

            Dated:  January 17, 1995

                                  EXHIBIT INDEX


            EXHIBIT                                                    PAGE
            NUMBER                    DESCRIPTION                     NUMBER

             99.1    Press Release of the Company, dated                 5
                     January 17, 1995, entitled "Shawmut National
                     Corporation reports fourth quarter net income of $93.5 million, or $.74 per common share."

SHAWMUT NATIONAL CORPORATION
1994 Fourth Quarter and Full Year Results

News Media Contact:                                      Investor Contact:
Vincent Loporchio                                          Thomas R. Rice
(617) 292-3239                                             (203) 986-4872


            SHAWMUT NATIONAL CORPORATION REPORTS
                FOURTH QUARTER NET INCOME OF
           $93.5 MILLION, OR $.74 PER COMMON SHARE
___________________________________________________________________

BOSTON, Mass., and HARTFORD, Conn., January 17, 1995 - Shawmut National Corporation (NYSE: SNC) reported net income for the fourth quarter of 1994 of $93.5 million, or $.74 per common share versus income, excluding one-time income tax benefits of $70.2 million, of $76.0 million, or $.62 per common share in the fourth quarter of 1993. Reported net income in the fourth quarter of 1993 was $146.2 million or $1.22 per common share.

Net income for 1994 of $237.4 million, or $1.87 per common share, was achieved despite merger-related charges of $73.9 million (after-tax) associated with the integration of three acquisitions during the second quarter of 1994. In addition to the merger-related charges, Shawmut also took a restructuring charge in the second quarter of 1994 of $25.9 million (after-tax) associated with its cost management program. Excluding these charges, Shawmut's net income in 1994 would have been $337.2 million, or $2.70 per common share.

Net income for 1993 of $329.0 million, or $2.75 per common share, included after-tax charges of $23.6 million associated with the implementation of a cost management program, $13.0 million relating to a bulk sale of real estate assets, $9.2 million for the writedown in the value of excess servicing rights and $2.3 million related to fair lending initiatives. Also included in 1993 results were income tax benefits of $140.7 million attributable to a change in the accounting for income taxes and an after-tax charge of $6.6 million relating to a change in accounting for certain post-employment benefits. Excluding these items, net income in 1993 would have been $243.0 million, or $2.00 per common share.

Excluding the above special items from both 1993 and 1994, earnings increased $.70 per common share, or 35 percent.

Joel B. Alvord, Shawmut's chairman and chief executive officer said, "For Shawmut, 1994 will be the year remembered for significant progress on three strategic fronts: improved operating efficiency, expanded market share in existing markets and additional business line and geographic diversification.

We take special pride in having achieved a 60.5 percent efficiency ratio in the fourth quarter reflecting the greatly enhanced productivity of the company going into 1995. The restructuring actions implemented in the last two years have captured nearly $160 million in cost savings relative to the quarterly run-rate in the fourth quarter of 1992, while the consolidation of acquisitions generated an additional $22 million in savings."

Alvord also said, "Loan growth in targeted sectors had a strong finish to the year. Specialized lending, asset-based lending and consumer installment lending each had a solid year. The combination of loan growth and enhanced cost efficiency should do much to offset the effects of rising interest rates on Shawmut's
1995 earnings."


EARNINGS SUMMARY
_________________________________________________________________________
                                              1994                 1993
                                  4Q       3Q     2Q(1)      1Q    4Q(2)
Net Income (Loss) ($ mm)         93.5     85.3   (18.7)    77.3   146.2

Earnings Per Common Share ($)     .74      .68    (.19)     .62    1.22
Return on Average
 Common Equity (%)              17.59    16.52   (4.49)   15.47   31.57

Return on Average Assets (%)     1.16     1.09    (.24)    1.02    1.89

Efficiency Ratio (%)             60.5     62.8     65.4     65.7   64.5

(1) Second quarter 1994 results include merger-related charges totaling $73.9 million after-tax, and a restructuring charge of $25.9 million after-tax. Excluding these items, net income would have been $81.1 million, or $.65 per common share, return on average assets 1.05 percent and return on average common equity 15.40 percent.
(2) Fourth quarter 1993 results include income tax benefits of $70.2 million.

Balance Sheet Repositioning and Rising Rates Reduce Net Interest Income

Tax-equivalent net interest income for the fourth quarter was $265.9 million, a decline of $3.0 million, or 1 percent relative to third quarter results. Strong earning-asset growth driven by an increase in loans of $751 million, or 17 percent on an annualized basis, in the fourth quarter relative to the prior quarter was insufficient to offset the 13 basis point decline in net interest margin to 3.65 percent.

In reaction to an outlook for rising interest rates, the company continued implementation of its risk reduction strategy by extending aggregate funding maturities and shortening the maturities of certain assets. While this strategy is designed to reduce the pressure on net interest income should interest rates continue to rise, its immediate effect was also to reduce net interest margin.

One measure of the effectiveness of this strategy is the reduction in the gap between liabilities repricing over the next twelve months relative to assets repricing during this period. At the end of the fourth quarter, this one year gap was $1.3 billion liability sensitive, or approximately 4 percent of interest-earning assets. This liability sensitive position was more than halved from the $2.8 billion, or 10 percent of interest-earning assets, at the end of the third quarter.

The company's exposure to a reduction in annualized net interest income resulting from an immediate 100 basis point increase in interest rates was also reduced by these balance sheet actions to approximately $12 million or an amount that approximates one percent of full year 1994 net interest income. At the end of the third quarter of 1994, the earnings exposure to the same immediate shift in the yield curve had been approximately $21 million.

INCOME STATEMENT HIGHLIGHTS
__________________________________________________________________________
($ in millions)

                                                  1994                    1993
                                  4Q        3Q         2Q        1Q        4Q
Net Interest Income (T-E)   $  265.9   $  268.9   $  268.7   $  275.4   $  282.8
Tax Equivalent Adjustment      (2.5)      (3.0)      (3.0)      (2.9)      (3.1)
Net  Inte rest Income          263.4      265.9      265.7      272.5      279.7
Noninterest  Income (a)        104.2       90.9       93.9       89.5       95.8
Noninterest  Expenses (b)      224.0      225.8      237.1      239.8      244.3
Provision  for Credit Losses    ----       ----       ----        3.0       10.2
Provision  for Foreclosed
  Properties                      .5         .6         .9        2.0        6.5
Securities Gains (Losses)       ----         .8       ----       (.8)        1.5
    Subtotal                   143.1      131.2      121.6      116.4      116.0
Merger Related Charges          ----       ----      100.9       ----       ----
Restructuring Related Charges   ----       ----       39.8       ----       ----
Fair  Lending Related Charges   ----       ----       ----       ----        3.5
Pre-Tax  Income (Loss)         143.1      131.2     (19.1)      116.4      112.5
Income Taxes (Benefit)          49.6       45.9       (.4)       39.1     (33.7)
Net Income (Loss)           $   93.5    $  85.3   $ (18.7)   $   77.3   $  146.2
ROA (%)                         1.16       1.09      (.24)       1.02       1.89
ROCE  (%)                      17.59      16.52     (4.49)      15.47      31.57
Net  Interest Margin (%)        3.65       3.78       3.76       3.91       3.99
Efficiency  Ratio (%) (a) (b)   60.5       62.8       65.4       65.7       64.5
COMMON SHARE DATA:
Net Income (Loss) ($)            .74        .68      (.19)        .62       1.22

(a) Excludes securities gains and losses.
(b) Excludes provision for foreclosed properties and merger and restructuring-related charges.

INCOME STATEMENT HIGHLIGHTS - FULL YEAR 1994 & 1993
__________________________________________________________________________
($ in millions)

                                       1994            1993
Net Interest Income (T-E)         $  1,078.9      $  1,085.0
Tax Equivalent Adjustment             (11.4)          (13.4)
Net Interest Income                  1,067.5         1,071.6
Noninterest Income (a)                 378.5           398.3
Noninterest Expenses (b)               926.7         1,020.7
Provision for Credit Losses              3.0            55.9
Provision for Foreclosed
   Properties                            4.0            76.6
Securities Gains, Net                   ----            12.5
   Subtotal                            512.3           329.2
Merger Related Charges                 100.9            ----
Restructuring Related Charges           39.8            36.3
Fair Lending Related Charges            ----             3.5
Pre-Tax Income                         371.6           289.4
Income Taxes                           134.2             6.6
Income Before Cumulative Effect of
   Accounting Changes                  237.4           282.8
Cumulative Effect of Accounting
  Changes                               ----            46.2
Net Income                          $  237.4        $  329.0
ROA(%)                                   .76            1.12
ROCE(%)                                11.22           18.90
Net Interest Margin (%)                 3.78            4.03
Efficiency Ratio (%) (a) (b)            63.6            67.8
COMMON SHARE DATA:
Income Before Cumulative Effect of
  Accounting Changes ($)                1.87            2.35
Net Income ($)                          1.87            2.75

(a)  Excludes securities gains.
(b) Excludes provision for foreclosed properties and special items.

NONINTEREST INCOME
_________________________________________________________________________
($ in millions)

                                                 1994                 1993
                                    4Q       3Q      2Q        1Q       4Q
Customer Service Fees          $   49.8  $  48.7  $  48.8   $  48.5 $  46.0
Trust and Agency Fees              30.5     28.5     29.1      29.4    29.5
Loan Servicing                     12.5      4.6     10.5       4.5     1.0
Foreign  Exchange Trading           2.8     ----    (1.1)       (.7)    2.7
Trading  Account Profits            1.0      1.0      1.3       1.2     1.3
Residential Mortgage Sales         ----       .9       .1       1.0     2.8
FDIC  Assistance                   ----     ----     ----      ----     2.2
Other                               7.6      7.2      5.2       5.6    10.3
  Subtotal                        104.2     90.9     93.9      89.5    95.8
Securities Gains (Losses)          ----       .8     ----      (.8)     1.5
Total Noninterest Income       $  104.2  $  91.7  $  93.9  $   88.7 $  97.3

Noninterest Income of $104.2 Million

Noninterest income, excluding securities gains and losses, was $104.2 million for the fourth quarter of 1994, an increase of $13.3
million from the third quarter of 1994.   This increase included
a gain of $8.2 million from the sale of mortgage servicing rights in the fourth quarter. There were no material gains from sales of this type in the third quarter of 1994. Foreign exchange trading showed income of $2.8 million in the fourth quarter versus a break-even third quarter. Other areas showing growth included trust and agency where fees were up by $2.0 million versus the third quarter. This improvement resulted from the acquisition of Poorman-Douglas which added $2.2 million to fourth quarter trust and agency fees.

Noninterest income, excluding securities gains, for 1994 totaled $378.5 million, compared with $398.3 million in 1993. Included in noninterest income in 1993 were increased residential mortgage sale gains of $24.6 million and $13.8 million in FDIC assistance received by acquired institutions. Noninterest income for 1994 included increased gains on sales of mortgage servicing of $12.8 million, and increases of $12.8 million in credit and trade related service fees, and $6.2 million in deposit and transaction fees. These increases were partially offset by declines of $10.0 million in cash management fees reflecting both an increase in customers' earnings credits for deposit balances and competitive pricing pressure, and a net decline of $3.2 million in other fees.

Efficiency Ratio of 60.5 Percent Achieved in Fourth Quarter

Shawmut achieved a 60.5 percent efficiency ratio in the fourth quarter, just short of its stated objective of 60 percent. The efficiency ratio improved by 230 basis points from 62.8 percent in the third quarter of 1994 and improved by 400 basis points from 64.5 percent in last year's fourth quarter. For full year 1994 the efficiency ratio was 63.6 percent, or an improvement of 420 basis points over 1993's 67.8 percent efficiency ratio.

Noninterest expenses, excluding provision for foreclosed properties, decreased by $1.8 million, or one percent, from the third quarter of 1994 to $224.0 million. Fourth quarter noninterest expenses included $4.1 million in expenses from recent acquisitions which received purchase accounting treatment and therefore these incremental expenses were not reflected in prior quarters.
Excluding provision for foreclosed properties and special items as noted above, noninterest expenses for 1994 were $926.7 million, or 9 percent lower, compared to $1,020.7 million in 1993.

Total personnel expenses declined by $7.9 million, or 7 percent relative to the $118.8 million level reported in 1994's third quarter. Relative to the same quarter a year ago, the decline was $14.3 million, or 11 percent. These cost savings followed a significant decline in head count of 1,783, or 16 percent, measured on a full-time equivalent (FTE) basis relative to the year-end 1993 totals. In the fourth quarter alone, headcount was reduced by 405 FTE's. The actions which produced these results were a part of the company's continuing restructuring program and acquisition consolidation.


NONINTEREST EXPENSES
__________________________________________________________________________
($ in millions)

                                                1994                1993
                                    4Q      3Q     2Q       1Q       4Q
Compensation                   $  91.9 $  97.9 $ 100.0  $  102.2  $ 105.2
Employee Benefits                 19.0    20.9    22.6      23.6     20.0
Occupancy                         24.1    23.8    25.0      26.3     25.7
Equipment                         14.5    14.2    13.1      13.4     14.3
FDIC Insurance                    10.5    10.3    11.1      11.8     12.6
Communications                    12.1    10.3    10.1      10.4     11.0
Advertising                        4.3     4.5     6.6       4.5      5.8
Foreclosed Properties Expense      1.0      .5     2.5       3.7      3.1
Other                             46.6    43.4    46.1      43.9     46.6
  Subtotal                       224.0   225.8   237.1     239.8    244.3
Merger Related Expenses           ----    ----   100.9      ----     ----
Restructuring Related Expenses    ----    ----    39.8      ----     ----
Fair Lending Related Expenses     ----    ----    ----      ----      3.5
Provision  for Foreclosed
  Properties                        .5      .6      .9       2.0      6.5
Total  Noninterest Expenses    $ 224.5 $ 226.4 $ 378.7  $  241.8  $ 254.3
Branches (not restated)            338     354     367       270      270
Employees (FTE's)                9,565   9,970  10,495    11,002   11,348
Efficiency Ratio (percent)        60.5    62.8    65.4      65.7     64.5

No Provision for Credit Losses for the Fourth Quarter of 1994

The fourth quarter continued Shawmut's 1994 pattern of having no provision for credit losses (an originally reported zero provision in the first quarter of 1994 was restated to $3.0 million to reflect provisioning actions of acquired banks). The provision for credit losses in the fourth quarter of 1993 was $10.2 million. With continuing increases in reserve coverage and improving credit quality in the loan portfolio, Shawmut does not currently anticipate that provisions for credit losses will be necessary in the first half and possibly all of 1995.

Net charge-offs were $25.7 million during the fourth quarter of 1994. This compares with net charge-offs of $26.3 million during the third quarter of 1994 and $35.1 million during the fourth quarter a year ago.

The provision for foreclosed properties was $.5 million in the fourth quarter of 1994, down from $.6 million in the third quarter of 1994 and down from $6.5 million during the fourth quarter of 1993.


Income Taxes

Income taxes for the fourth quarter of 1994 were $49.6 million, representing an effective income tax rate of 34.7 percent. This compares with income taxes of $36.5 million for the comparable prior year quarter, or an effective income tax rate of 32.4 percent, prior to the recognition of $70.2 million of income tax benefits associated with the reduction of the deferred tax asset valuation allowance.

ASSET SUMMARY
__________________________________________________________________________
($ in millions)

                                              1994                     1993
                                 4Q       3Q        2Q        1Q        4Q
Average Balances
Cash and Due from Banks     $  1,891  $  1,478  $   1,464  $  1,551  $  1,576
Loans                         18,174    17,516     17,674    17,170    17,124
  Reserve for Credit Losses    (562)     (595)      (633)     (668)     (696)
Net Loans                     17,612    16,921     17,041    16,502    16,428
Securities                    10,226    10,079     10,358    10,446    10,378
Other Earning Assets             679       800        550       670       749
  Total Earning Assets        29,079    28,395     28,582    28,286    28,251
Other Assets                   1,670     1,701      1,696     1,584     1,496
  Total Assets              $ 32,078  $ 30,979  $  31,109  $ 30,753  $ 30,627

End of Period Balances
Cash and Due from Banks     $  1,986 $   1,461  $   1,320  $  1,358  $  1,540
Loans                         18,487    17,736     17,329    17,559    17,598
  Reserve for Credit Losses    (542)     (568)      (590)     (639)     (669)
Net Loans                     17,945    17,168     16,739    16,920    16,929
Securities                     9,992    10,287      9,846    10,365    10,342
Other Earning Assets             849       635      1,095       735       576
  Total Earning Assets        29,328    28,658     28,270    28,659    28,516
Other Assets                   1,627     1,801      1,692     1,869     1,716
  Total Assets              $ 32,399 $  31,352  $  30,692  $ 31,247  $ 31,103




Average Interest-Earning Assets Up $684 Million in Fourth Quarter

Shawmut's total average interest-earning assets increased by $684 million, or 2 percent, from the third quarter of 1994. The performance was largely propelled by strong loan growth with average loans up by $658 million, or 4 percent, relative to the third quarter 1994 averages.

LOANS BY TYPE
__________________________________________________________________________
Period End - $ in millions)

                                                   1994                           1993
                                 4Q         3Q          2Q          1Q          4Q
Commercial/Industrial      $  7,006.4  $  6,201.3  $  5,992.7  $  6,188.7  $  6,393.5
Owner-Occupied
 Commercial Real Estate       1,412.0     1,423.4     1,407.1     1,421.8     1,492.8
Real Estate Investor/
 Developer
  Commercial Mortgage         1,309.2     1,401.3     1,461.0     1,518.7      1,526.5
  Construction & Other          157.4       150.5       150.9       152.1        160.7
Total Investor/Developer      1,466.6     1,551.8     1,611.9     1,670.8      1,687.2
Consumer
 Residential Mortgage         5,592.1     5,608.1     5,474.0     5,570.3      5,325.9
 Home Equity                  1,625.7     1,628.8     1,609.9     1,580.1      1,637.8
 Installment/Other            1,384.3     1,322.5     1,233.5     1,127.5      1,060.5
Total Consumer                8,602.1     8,559.4     8,317.4     8,277.9      8,024.2
    TOTAL                  $ 18,487.1  $ 17,735.9  $ 17,329.1  $ 17,559.2  $  17,597.7


Loans Up $751 million in Fourth Quarter of 1994

Shawmut's period-end loan portfolio grew by $751 million, or 17 percent on an annualized basis, in the fourth quarter of 1994 compared with the third quarter. The commercial and industrial portfolio was up sharply from the previous quarter with much of the increase coming from specialized lending. Showing good loan growth in the consumer sector was installment lending which was up $62 million, or 5 percent in the quarter.

CREDIT QUALITY
__________________________________________________________________________
($ in millions)

                                                1994                     1993
                                  4Q        3Q         2Q       1Q        4Q
Nonaccruing Loans             $  224.0  $  265.9  $  285.2  $  328.6  $  372.9
Foreclosed Properties             18.8      32.1      42.5      51.5      64.5
Total Problem Assets          $  242.8  $  298.0  $  327.7  $  380.1  $  437.4

Restructured Loans            $   41.8  $   31.1  $   63.8  $   63.6  $   73.3
Accruing Loans Past Due
 90 Days or More              $   43.3  $   53.1  $   47.8  $   46.4  $   42.6

Reserve for Credit Losses     $  542.1  $  567.8  $  589.8  $  638.5  $  669.2
Problem Assets as a Percent
 of Loans Plus Foreclosed
 Properties                      1.31%     1.68%     1.89%      2.16%    2.48%
Reserve as a Percent of
 Nonaccruing Loans                242%      214%      207%       194%     179%

_____________________________________________________________________________
PROBLEM ASSET FLOWS
Inflows                       $   55.4  $   64.9  $   56.8  $   52.6  $   94.5
Outflows*                     $   69.9  $   60.9  $   67.1  $   58.9  $  112.0

* Outflows are cash payments, transfers to accruing or to restructured, and sales.

Problem Assets Decline by 19 Percent during the Fourth Quarter of 1994

Total problem assets at December 31, 1994 declined to $242.8 million, down $55.2 million, or 19 percent, from $298.0 million at September 30, 1994 and down $194.6 million, or 44 percent, from $437.4 million a year ago. The ratio of nonaccruing loans plus foreclosed properties to loans plus foreclosed properties declined to 1.31 percent at December 31, 1994, compared with 1.68 percent at September 30, 1994 and 2.48 percent at December 31, 1993. Foreclosed properties declined by $13.3 million, or 41 percent, to $18.8 million at December 31, 1994 from $32.1 million at September 30, 1994.

RESERVE FOR CREDIT LOSSES
__________________________________________________________________________
($ in millions)

                                                        1994                   1993
                                        4Q        3Q        2Q        1Q        4Q
Balance at Beginning of Period      $  567.8  $  589.8  $  638.5   $  669.2  $  694.1
Net  Charge-offs                        25.7      26.3     48.7(1)     33.7      35.1
Addition for Loans Purchased            ----       4.3      ----       ----      ----
Provision  for Credit Losses            ----      ----      ----        3.0      10.2
Balance at End of Period            $  542.1  $  567.8  $  589.8   $  638.5  $  669.2

Provision for Foreclosed Properties $     .5  $     .6  $     .9   $    2.0  $    6.5

Reserve as a Percent of
 Nonaccruing Loans                      242%      214%      207%       194%      179%


(1)   Includes  $24.7  million  relating  to  the   acquired
      institutions.


Reserve Coverage of Nonaccruing Loans Rises to 242 Percent

The reserve for credit losses was $542.1 million at December 31, 1994, compared with $567.8 million at September 30, 1994 and $669.2 million at December 31, 1993.  Reserve coverage continued to strengthen as the ratio of the reserve for credit losses to
nonaccruing loans was 242 percent at   December 31, 1994,
compared with 179 percent a year earlier. The reserve coverage was 214 percent at September 30, 1994. Net charge-offs were $25.7 million in the fourth quarter, down $9.4 million, or 27 percent, from the same quarter a year ago.

CAPITAL
__________________________________________________________________________
($ in millions, except per share data)

                                                  1994                     1993
                                    4Q         3Q       2Q        1Q        4Q
Common Equity                   $  2,019  $  1,951  $  1,890  $  1,937  $  1,908
Tangible  Common Equity (a)        1,865     1,800     1,772     1,828     1,799
Total  Shareholders' Equity        2,197     2,129     2,068     2,130     2,102
Tier 1 Capital                     2,097     2,017     1,979     2,043     1,977
Total Capital                      2,922     2,858     2,814     2,904     2,862
Goodwill                             154       152       119       108       110
Total Intangibles                    168       168       136       127       128
Total Assets                      32,399    31,352    30,692    31,247    31,103
Capital Ratios (%)
 Common Equity Ratio                6.23      6.22      6.16      6.20      6.14
 Tangible Common Equity Ratio       5.75      5.74      5.77      5.85      5.78
 Tier 1 Capital Ratio (b)           8.37      8.47      8.49      8.90      8.79
 Total Capital Ratio (b)           11.66     11.99     12.07     12.65     12.73
 Leverage Ratio                     6.56      6.54      6.38      6.66      6.48
Book Value Per Share ($)           16.72     16.32     15.93     16.41     16.25
Average Common Shares
 Outstanding (millions)            120.3     119.3     118.4     117.8     117.1


(a) Defined as common equity less goodwill.
(b) As a percent of risk adjusted assets. Fourth quarter 1994 data are preliminary.


Book Value Increases to $16.72 Per Share

Book value per share increased by $.40, or 2 percent, to $16.72 per share in the fourth quarter of 1994 from September 30, 1994.
Common shareholders' equity increased by $68 million in the fourth quarter of 1994. Shawmut's preliminary Risk-based Tier 1 and Total capital ratios were 8.37 percent and 11.66 percent, respectively, at December 31, 1994, compared with 8.47 percent and 11.99 percent, respectively, at September 30, 1994. The
Leverage ratio, a measure of Tier 1 capital to quarterly average assets, was 6.56 percent at December 31, 1994, compared with
6.54 percent at September 30, 1994. The Corporation's and its principal banking subsidiaries' risk-based capital and leverage ratios continue to exceed the ratios designated for well-capitalized financial institutions.

COMMON STOCK/OTHER DATA
__________________________________________________________________________


                                             1994                  1993
                               4Q       3Q        2Q       1Q       4Q
Market Value Per Share ($)
 End of Period               16 3/8   20 3/4        22   20 1/4   21 3/4
 High                        20 7/8       23    24 3/4   23 7/8   24 7/8
 Low                         16 3/8   20 5/8    19 1/2   20 1/8   20 1/8
Average Daily Volume (000)      503      448       632      499      367

Book Value Per Share(1) ($)   16.72    16.32     15.93    16.41    16.25

(1) Period End



Other Noteworthy Items in the Quarter Included:

Shawmut National to Acquire Business Finance Division of Barclays
Business Credit - November 14

Shawmut National Corporation signed a definitive agreement to acquire the net assets of the Business Finance Division of Barclays Business Credit, Inc., the U.S. commercial finance operation of Barclays, PLC, for a cash premium of $290 million. Barclays Business Credit, Inc. based in Glastonbury, CT, provides asset-based financing to middle-market companies through fifteen offices nationwide. As of September 30, 1994, total receivables outstanding approximated $2.1 billion.

Barclays Business Credit, Inc. traces its roots back over seventy-five years. Over 90 percent of outstanding receivables are located outside New England, and over 80 percent outside the Northeast. Outstanding receivables have grown at a five year compound rate of 15 percent, while net losses have been held well below commercial finance industry norms. The transaction is expected to close in the first quarter of 1995. The proceeds of a preferred stock offering anticipated for the first quarter will be used toward the funding required for the acquisition.

Shawmut National to Purchase Old Stone Trust Company - November 21 Shawmut National Corporation announced that the Resolution Trust Corporation selected Shawmut as the winning bidder for the Old Stone Trust Company, based in Providence, Rhode Island. Old
Stone Trust had managed and custody assets totaling $417 million at September 30, 1994. A purchase price was not disclosed.

Shawmut National Increases Dividend by 10 Percent - December 15
Shawmut National Corporation increased the quarterly common dividend by 10 percent to $.22 per share. The dividend is payable
January 15 to holders of record as of January 5. Shawmut last announced an increase in its quarterly dividend in December, 1993, doubling the dividend payable in January, 1994 to $.20 per share.

SHAWMUT NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS


(in millions, except                                               QUARTER ENDED
  per share data)                          DEC 94        SEP 94        JUN 94        MAR 94       DEC 93

INTEREST INCOME AND EXPENSES
Tax-equivalent interest
  and dividend income                 $     524.6   $     492.8   $     474.6   $    457.3   $     466.2
Interest expense                            258.7         223.9         205.9        181.9         183.4
Tax-equivalent net
  interest income                           265.9         268.9         268.7        275.4         282.8
Tax-equivalent adjustment                     2.5           3.0           3.0          2.9           3.1
Net interest income                         263.4         265.9         265.7        272.5         279.7
Provision for credit losses                                                            3.0          10.2
Net interest income after
  provision for credit losses               263.4         265.9         265.7        269.5         269.5

NONINTEREST INCOME
Customer service fees                        49.8          48.7          48.8         48.5          46.0
Trust and agency fees                        30.5          28.5          29.1         29.4          29.5
Securities gains (losses), net                --            0.8           --          (0.8)          1.5
Other                                        23.9          13.7          16.0         11.6          20.3
  Total                                     104.2          91.7          93.9         88.7          97.3

NONINTEREST EXPENSES
Compensation and benefits                   110.9         118.8         122.6        125.8         125.2
Occupancy and equipment                      38.6          38.0          38.1         39.7          40.0
Foreclosed properties
  Provision                                   0.5           0.6           0.9          2.0           6.5
  Expenses                                    1.0           0.5           2.5          3.7           3.1
Merger related charges                                                  100.9
Restructuring related charges                                            39.8
Fair lending related charges                                                                         3.5
Other                                        73.5          68.5          73.9         70.6          76.0
  Total                                     224.5         226.4         378.7        241.8         254.3

Income (loss) before income taxes           143.1         131.2         (19.1)       116.4         112.5
Income taxes (benefit)                       49.6          45.9          (0.4)        39.1         (33.7)
Net income (loss)                     $      93.5   $      85.3   $     (18.7)  $     77.3   $     146.2

COMMON SHARE DATA
Net income (loss)                     $      0.74   $      0.68   $     (0.19)  $     0.62   $      1.22
Dividends declared                           0.22          0.20          0.20         0.20          0.20
Book value                                  16.72         16.32         15.93        16.41         16.25

Average shares                              120.3         119.3         118.4        117.8         117.1
End of period shares                        120.8         119.6         118.6        118.0         117.4

Preferred dividends declared          $       3.8   $       3.9   $       3.8   $      3.9   $       3.9


(in millions, except                                          YEAR ENDED DECEMBER
  per share data)                                        1994                        1993

INTEREST INCOME AND EXPENSES
Tax-equivalent interest
  and dividend income                               $   1,949.3                 $  1,840.4
Interest expense                                          870.4                      755.4
Tax-equivalent net
  interest income                                       1,078.9                    1,085.0
Tax-equivalent adjustment                                  11.4                       13.4
Net interest income                                     1,067.5                    1,071.6
Provision for credit losses                                 3.0                       55.9
Net interest income after
  provision for credit losses                           1,064.5                    1,015.7

NONINTEREST INCOME
Customer service fees                                     195.8                      186.5
Trust and agency fees                                     117.5                      116.8
Securities gains, net                                      --                         12.5
Other                                                      65.2                       95.0
  Total                                                   378.5                      410.8

NONINTEREST EXPENSES
Compensation and benefits                                 478.1                      500.3
Occupancy and equipment                                   154.4                      163.8
Foreclosed properties
  Provision                                                 4.0                       76.6
  Expenses                                                  7.7                       28.6
Merger related charges                                    100.9
Restructuring related charges                              39.8                       36.3
Other                                                     286.5                      331.5
  Total                                                 1,071.4                    1,137.1

Income before income taxes
  and accounting changes                                  371.6                      289.4
Income taxes                                              134.2                        6.6
Income before accounting changes                          237.4                      282.8
Cumulative effect of
  accounting changes                                                                  46.2
Net income                                          $     237.4                 $    329.0

COMMON SHARE DATA
Income before accounting changes                    $      1.87                 $     2.35
Net income                                                 1.87                       2.75
Dividends declared                                         0.82                       0.50
Book value                                                16.72                      16.25

Average shares                                            119.0                      113.9
End of period shares                                      120.8                      117.4

Preferred dividends declared                        $      15.4                 $     15.5


                                                                   QUARTER ENDED
(in millions)                             DEC 94        SEP 94        JUN 94        MAR 94       DEC 93

AVERAGE BALANCES
Loans                                 $    18,174   $    17,516   $    17,674   $   17,170   $    17,124
Securities                                 10,226        10,079        10,358       10,446        10,378
Interest-earning assets                    29,079        28,395        28,582       28,286        28,251
Total assets                               32,078        30,979        31,109       30,753        30,627

Core deposits                              18,112        17,877        17,635       17,642        18,065
Other borrowings                            7,546         7,527         9,101        9,292         8,753
Notes and debentures                        1,860         1,619         1,108          760           815
Interest-bearing liabilities               24,639        24,034        24,174       23,831        23,757
Common shareholders' equity                 2,021         1,955         2,012        1,925         1,789
Shareholders' equity                        2,199         2,134         2,200        2,118         1,983

END OF PERIOD BALANCES

Loans                                 $    18,487   $    17,736   $    17,329   $   17,559   $    17,598
Securities                                  9,992        10,287         9,846       10,365        10,342
Interest-earning assets                    29,328        28,658        28,270       28,659        28,516
Total assets                               32,399        31,352        30,692       31,247        31,103

Core deposits                              18,337        17,788        18,245       17,251        18,112
Other borrowings                            7,087         7,669         7,311       10,052         9,283
Notes and debentures                        2,022         1,634         1,609          859           759
Interest-bearing liabilities               24,693        24,439        23,624       24,663        24,029
Common shareholders' equity                 2,019         1,951         1,890        1,937         1,908
Shareholders' equity                        2,197         2,129         2,068        2,130         2,102
Tier 1 capital (a)                          2,097         2,017         1,979        2,043         1,977
Total capital (a)                           2,922         2,858         2,814        2,904         2,862



(a)  December 1994 data are preliminary.

                                                                   QUARTER ENDED
 (in millions)                            DEC 94        SEP 94        JUN 94        MAR 94       DEC 93

LOANS BY TYPE
Commercial/industrial                 $   7,006.4   $   6,201.3   $   5,992.7   $  6,188.7   $   6,393.5
Owner-occupied commercial
  real estate                             1,412.0       1,423.4       1,407.1      1,421.8       1,492.8
Real estate investor/
  developer
    Commercial mortgage                   1,309.2       1,401.3       1,461.0      1,518.7       1,526.5
    Construction and other                  157.4         150.5         150.9        152.1         160.7
Consumer
  Residential mortgage                    5,592.1       5,608.1       5,474.0      5,570.3       5,325.9
  Home equity                             1,625.7       1,628.8       1,609.9      1,580.1       1,637.8
  Installment/other                       1,384.3       1,322.5       1,233.5      1,127.5       1,060.5
  Total                               $  18,487.1   $  17,735.9   $  17,329.1   $ 17,559.2   $  17,597.7

NONACCRUING LOANS
  BY TYPE

Commercial/industrial                 $      36.0   $      59.3   $      60.6   $     63.6   $      85.0
Owner-occupied commercial
  real estate                                57.6          59.8          67.5         72.8          79.6
Real estate investor/
  developer
    Commercial mortgage                      66.9          65.9          70.6         92.0          97.4
    Construction and other                   16.0          24.1          20.9         24.9          25.0
Consumer
  Residential mortgage                       38.4          46.2          48.8         61.2          71.7
  Home equity                                 6.6           7.0           8.2          9.2           8.7
  Installment/other                           2.5           3.6           8.6          4.9           5.5
  Total                               $     224.0   $     265.9   $     285.2   $    328.6   $     372.9

FORECLOSED PROPERTIES BY TYPE

Real estate investor/
  developer                           $      12.6   $      25.3   $      35.0   $     39.7   $      51.7
Residential mortgage                          6.2           6.8           7.5         11.8          12.8
  Total                               $      18.8   $      32.1   $      42.5   $     51.5   $      64.5


(in millions, except                                               QUARTER ENDED
 ratio data)                              DEC 94        SEP 94        JUN 94        MAR 94       DEC 93

ASSET QUALITY
Nonaccruing loans
  Less than 90 days past due          $      72.5   $      72.5   $      78.1   $     90.2   $     106.9
  90 or more days past due                  151.5         193.4         207.1        238.4         266.0
Total nonaccruing loans                     224.0         265.9         285.2        328.6         372.9

Foreclosed properties                        18.8          32.1          42.5         51.5          64.5

Total nonaccruing loans plus
  foreclosed properties               $     242.8   $     298.0   $     327.7   $    380.1   $     437.4

Restructured loans                    $      41.8   $      31.1   $      63.8   $     63.6   $      73.3

Accruing loans past
  due 90 days or more                 $      43.3   $      53.1   $      47.8   $     46.4   $      42.6

Nonaccruing loans to loans                   1.21 %        1.50 %        1.65 %       1.87 %        2.12 %
Nonaccruing loans plus
  foreclosed properties to loans
  plus foreclosed properties                 1.31          1.68          1.89         2.16          2.48
Reserve for credit losses to
  nonaccruing loans                        242.00        214.00        207.00       194.00        179.00

RESERVE FOR CREDIT LOSSES

Beginning balance                     $     567.8   $     589.8   $     638.5   $    669.2   $     694.1
Provision                                                                              3.0          10.2
Addition for loans purchased                                4.3
Loan charge-offs                            (43.5)        (40.7)        (60.5)       (45.7)        (53.0)
Recoveries                                   17.8          14.4          11.8         12.0          17.9
  Net charge-offs                           (25.7)        (26.3)        (48.7)       (33.7)        (35.1)
Ending balance                        $     542.1   $     567.8   $     589.8   $    638.5   $     669.2

Net charge-offs (annualized) to
  average loans                              0.57 %        0.60 %        1.10 %       0.78 %        0.82 %
Reserve for credit losses to loans           2.93          3.20          3.40         3.64          3.80
Reserve for credit losses to
  net charge-offs (annualized)               5.28 X        5.40 X        3.03 X       4.75 X        4.76 X